UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 1, 2008

HEELYS, INC.

(Exact name of registrant as specified in its charter)

Delaware		75-2880496
(State or other jurisdiction of incorporation or organization)	Commission File No.: 001-33182	(IRS Employer Identification No.)

3200 Belmeade Drive, Suite 100, Carrollton, Texas 75006

(Address of principal executive offices and zip code)

(214) 390-1831

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This amended Current Report on Form 8-K/A amends Item 5.02 of the Current Report on Form 8-K filed by Heelys, Inc. (the “Company”) with the Securities and Exchange Commission on July 9, 2008, to reflect the terms of the Company’s Executive Employment Agreements with Ms. Lisa K. Peterson, the Company’s Senior Vice President and Chief Financial Officer, and Mr. John Benton Price, the Company’s Vice President of Product.

On August 29, 2008, the Company’s subsidiary Heeling Sports Limited entered into an Executive Employment Agreement with each of Ms. Peterson (the “Peterson Employment Agreement”) and Mr. Price (the “Price Employment Agreement” and, together with the Peterson Employment Agreement, the “Employment Agreements”). Each of the Employment Agreements provides a term through December 31, 2009 that automatically renews for one year terms beginning on January 1, 2010 unless earlier terminated pursuant to the terms of the Employment Agreements.

Pursuant to the Peterson Employment Agreement, Ms. Peterson will be paid a base salary of $250,000 per annum. If she is continuously employed through December 31, 2008, she is eligible to receive a one-time discretionary bonus in an amount determined by the Company’s Board or Compensation Committee. Beginning with the 2009 calendar year, Ms. Peterson is eligible to receive an annual incentive bonus, determined by the Company’s Board or Compensation Committee, of up to 40% of her then current base salary.

Pursuant to the Peterson Employment Agreement, on or before January 31, 2009, the Company will grant to Ms. Peterson, as determined in the sole discretion of the Company’s Board or the Compensation Committee and pursuant to the terms of the Heelys, Inc. 2006 Stock Incentive Plan, an option to purchase 100,000 shares of the Company’s common stock, at a purchase price per share equal to 100% of the fair market value per share of common stock on the grant date. Such options shall vest and become exercisable in four equal cumulative annual installments of one-fourth (1/4th) each on successive anniversary of the date of such grant.

Pursuant to the Price Employment Agreement, Mr. Price will be paid a base salary of $175,000 per annum. If he is continuously employed through December 31, 2008, he is eligible to receive a one-time discretionary bonus in an amount determined by the Company’s Board or Compensation Committee. Beginning with the 2009 calendar year, Mr. Price is eligible to receive an annual incentive bonus, determined by the Company’s Board or Compensation Committee, of up to 40% of his then current base salary.

Pursuant to the Price Employment Agreement, on or before January 31, 2009, the Company will grant to Mr. Price, as determined in the sole discretion of the Company’s Board or the Compensation Committee and pursuant to the terms of the Heelys, Inc. 2006 Stock Incentive Plan, an option to purchase 50,000 shares of the Company’s common stock, at a purchase price per share equal to 100% of the fair market value per share of common stock on the grant date. Such options shall vest and become exercisable in four equal cumulative annual installments of one-fourth (1/4th) each on successive anniversary of the date of such grant.

Ms. Peterson and Mr. Price (each “Executive”) will be entitled to benefits for which other similarly situated executives within the Company are eligible, on the same basis as such other executives. Executive will also be entitled to three weeks of paid vacation per calendar year. Furthermore, the Company has agreed to reimburse Mr. Price for all reasonable and necessary moving expenses incurred by Mr. Price to relocate to Dallas, Texas.

Under the Employment Agreements, if the Company terminates Executive without Cause, or if Executive terminates his or her employment for Good Reason (as such terms are defined in the Employment Agreements), he or she will be entitled to receive an amount equal to his or her then applicable base salary for six months plus an additional amount equal to four weeks of his or her annual base salary for every year of employment with the Company in excess of five years, capped at a maximum of 78 weeks. Such payments will be made in equal installments in accordance with the Company’s normal payroll policies, and will be reduced if Executive accepts employment with another employer. Executive will also be reimbursed for the cost of monthly health insurance premiums payable by him or her to maintain coverage for himself or herself and his or her dependents for up to 18 months after his or her termination without Cause or for Good Reason.

If the Company terminates Executive without Cause within one year after a Change of Control (as defined in the Employment Agreements), Executive is entitled to receive an amount equal to one year of his or her annual base salary plus one month of base salary for each year of service in excess of five years. Such payments will be made in equal installments in accordance with the Company’s normal payroll policies. In addition, Executive will be reimbursed for the cost of monthly health insurance premiums payable by him or her to maintain coverage for himself or herself and his or her dependents for up to 18 months after his or her termination without Cause within one year after a Change of Control.

If Executive’s employment is terminated by reason of his or her death, the Employment Agreements provide that Executive’s estate or heirs will be paid an amount equal to nine weeks of his or her annual base salary, paid in installments in accordance with the Company’s normal payroll policies.

The Employment Agreements prohibits Executive from unauthorized disclosure of the Company’s confidential or proprietary information, and contain certain non-competition and non-solicitation provisions which restrict Executive during his or her employment and for up to 18 months after termination.

Copies of the Employment Agreements are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K/A and the terms thereof are incorporated by reference herein.

Item 9.01                                                 Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1                           Executive Employment Agreement, dated as of August 29, 2008, by and between Heeling Sports Limited and Lisa K. Peterson.

10.2                           Executive Employment Agreement, dated as of August 29, 2008, by and between Heeling Sports Limited and John Benton Price.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heelys, Inc.

Date: September 4, 2008	By:	/s/ Donald K. Carroll
Donald K. Carroll
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Employment Agreement, dated August 29, 2008, by and between Heeling Sports Limited and Lisa K. Peterson.

10.2	Executive Employment Agreement, dated August 29, 2008, by and between Heeling Sports Limited and John Benton Price.